Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2023 among NGL WATER SOLUTIONS PERMIAN, LLC, a Texas limited liability company (“Permian” or the “Successor Guarantor”), and NGL NORTH RANCH, LLC, a Texas limited liability company (“North Ranch” and together with Permian, each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary (or a permitted successor thereof) of NGL Energy Operating LLC (“NGL LP”), a Delaware limited liability company, or NGL Energy Finance Corp. (“Finance Corp.,” and, together with NGL LP, the “Issuers”), a Delaware corporation, the Issuers, each a wholly owned subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, N.A., as successor trustee and collateral agent under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to U.S. Bank National Association, as trustee (the “Predecessor Trustee”) under the indenture (the “Original Indenture”), dated as of February 4, 2021 providing for the issuance of 7.500% Senior Secured Notes due 2026 (the “Notes”);

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of March 28, 2022 (the “First Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Second Supplemental Indenture, dated as of July 13, 2022 (the “Second Supplemental Indenture”), pursuant to which the Trustee was appointed as successor to the Predecessor Trustee;

WHEREAS, the Original Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture is referred to herein as the “Indenture”;

WHEREAS, Section 5.01(g) of the Indenture provides that a Subsidiary Guarantor will not sell or dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidated with or amalgamate with or merger with or into, another Person unless (a) no Default or Event of Default exists and (b) either (i) such Subsidiary Guarantor is the surviving Person of such consolidation, amalgamation or merger or (ii) the surviving person unconditionally assumes all of the obligations of such Subsidiary Guarantor under its Note Guarantee, the Indenture, the ABL Intercreditor Agreement and the Security Documents;

WHEREAS, on February 22, 2023, NGL Water Solutions Permian LLC, a Colorado limited liability company (the “Original Guarantor”), a Subsidiary Guarantor, converted from a Colorado domestic limited liability company to a Texas limited liability company;

WHEREAS, the Successor Guarantors desire to execute and deliver to the Trustee this Supplemental Indenture to insure their compliance with Section 5.01(g) of the Indenture;

WHEREAS, North Ranch was formed by NGL LP and is a Subsidiary of NGL LP;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall each unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The Successor Guarantors hereby unconditionally assume all the obligations of the Original Guarantor and of a Guarantor under its Note Guarantee, the Indenture, the ABL Intercreditor Agreement and the Security Documents and agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof. North Ranch hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

3.EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of the Guaranteeing Subsidiaries or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, the Guaranteeing Subsidiaries or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.

7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUCCESSOR GUARANTORS:

NGL WATER SOLUTIONS PERMIAN, LLC

By:    /s/ Kurston P. McMurray
Name:    Kurston P. McMurray
Title:    Executive Vice President, General Counsel and Corporate Secretary

NGL NORTH RANCH, LLC

By:    /s/ Kurston P. McMurray
Name:    Kurston P. McMurray
Title:    Executive Vice President, General Counsel and Corporate Secretary
[Signature Page to Third Supplemental Indenture]

ISSUERS:

NGL ENERGY OPERATING LLC

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Third Supplemental Indenture]

EXISTING GUARANTORS:

ANTICLINE DISPOSAL, LLC
AWR DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
CHOYA OPERATING, LLC
DISPOSALS OPERATING, LLC
GGCOF HEP BLOCKER II, LLC
GGCOF HEP BLOCKER, LLC
GRAND MESA PIPELINE, LLC
GSR NORTHEAST TERMINALS LLC
HILLSTONE ENVIRONMENTAL PARTNERS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL DELAWARE BASIN HOLDINGS, LLC
NGL ENERGY GP LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL MARINE, LLC
NGL RECYCLING SERVICES, LLC
NGL SHARED SERVICES, LLC
NGL SHARED SERVICES HOLDINGS, INC.
NGL SOUTH RANCH, INC.
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER PIPELINES, LLC
NGL WATER SOLUTIONS - ORLA SWD, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PRODUCT SERVICES, LLC

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Third Supplemental Indenture]

U.S. BANK TRUST COMPANY, N.A., as Trustee

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

[Signature Page to Third Supplemental Indenture]